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                                                                    Exhibit 10.2

                               SECURITY AGREEMENT


      THIS SECURITY AGREEMENT, dated as of September 30, 2001, by and between TREX COMPANY, LLC, a Delaware limited liability company, TREX COMPANY, INC., a Delaware corporation (collectively, the "Borrower") and FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), recites and provides as follows:

      The Borrower and the Bank are parties to a Second Amended and Restated Credit Agreement of even date herewith (as the same may be amended, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the "Credit Agreement"). To induce the Bank to enter into the Credit Agreement, and as a condition precedent to the Bank's obligations thereunder, the Borrower has agreed to grant a continuing security interest in and to the Collateral (as hereinafter defined) to secure the obligations of the Borrower as set forth in the Credit Agreement (the "Obligations"). Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                 DEFINITIONS

      Section 1.01. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for in the Credit Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants that:

      Section 2.01. Title to Collateral. The Borrower has good and marketable title to all the Collateral, free and clear of any Liens other than Permitted Liens. The Borrower has not performed any acts which might prevent the Bank from enforcing any of the terms of this Agreement or which would limit the Bank in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or on record in any jurisdiction in which such filing or recording would be effective to create a Lien on such Collateral. No Collateral is in the possession of any Person (other than Borrower) asserting any claim thereto or security interest therein, except that the Bank or its designee may have possession of the Collateral as contemplated hereby and by the Credit Agreement.
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      Section 2.02. Condition of Collateral. Borrower represents that the
Collateral is in good repair and condition and that Borrower shall use reasonable care to prevent Collateral from being damaged or depreciating, ordinary wear and tear excepted. Borrower shall immediately notify Bank of any material loss or damage to Collateral. Borrower shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property. Borrower represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances except when noncompliance could not reasonably be expected to have a Material Adverse Affect. In addition, Borrower shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral.

      Section 2.03. Validity, Perfection and Priority of Security Interests. The Security Interests constitute valid security interests under the UCC securing the Obligations. When UCC financing statements containing a description of the Collateral in the form specified in Exhibit B hereto shall have been filed in the offices specified in Schedule 4.01 hereto, the Security Interests shall constitute perfected security interests in all right, title and interest of Borrower in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Permitted Liens.

      Section 2.04. Insurance. The Collateral is insured in accordance with the requirements of the Credit Agreement.

      Section 2.05. Fair Labor Standards Act. All Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended from time to time, or any successor statute and regulations promulgated thereunder.

                                  ARTICLE III

                                SECURITY INTEREST

      Section 3.01. Grant of Security Interest. In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, the Borrower hereby grants to the Bank a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (the "Security Interests").

      As used in this Agreement, "Collateral" means all right, title and interest of the Borrower in the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located:

            (a) the Cash Proceeds Account and the Insurance Account;

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            (b) all business assets of every type and description of Borrower and its Subsidiaries, including any property and acquisitions, whether now owned or hereafter acquired and wherever located, including, but not limited to the following:

                  (i) all accounts, contract rights, leases, and any other
            rights of Borrower to payment for goods sold or leased or for services rendered; furniture; furnishings; fixtures; equipment; machinery; accessories; moveable trade fixtures; goods held for sale or being processed for sale in Borrower's business, including all raw materials, supplies, and other materials used or consumed in Borrower's business, goods in process, finished goods, and all other items customarily classified as inventory; building improvement and construction materials, supplies and equipment; chattel paper; instruments; documents; letters of credit (including, but not limited to, any written undertaking to pay money conditioned upon the presentation of specified documents, and advices of letters of credits); all funds on deposit with Bank and its affiliates; as well as all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of the foregoing (including insurance and condemnation proceeds payable by reason of condemnation of or loss or damage thereto) in any form and wherever located.

                  (ii) all general intangibles (including, without limitation, all contract rights, tax refunds and tax refund claims, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, claims under guaranties, security interests or other security held or granted to secure payment of contracts by account debtors, all rights to indemnification and all other intangible property of every kind and nature);

                  (iii) all instruments, documents, chattel paper, goods,
            moneys, securities, drafts, and other property of Borrower now in possession of and at any time and from time to time hereafter delivered to Bank, its agents or affiliates, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, and all of Borrower's deposits, balances, sums, proceeds, and credits with, and any of its claims against Bank and affiliates of Bank, at any time existing, together with the increases and profits received therefrom and the proceeds thereof, including insurance payable because of loss or damage thereto;

                  (iv) all of the Borrower's capital stock in its Subsidiaries, excluding Borrower's capital stock in Trex Wood Polymer Espana, S.L., its Spanish Subsidiary;

            (c) all products and proceeds (including investment property and security entitlements) of any of the property described above in any form, and all proceeds of such products.

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      Notwithstanding the foregoing, until the occurrence of an Event of Default and the election of the Bank to terminate the rights of the Borrower with respect thereto, Borrower shall retain all right incidental to the ownership of the capital stock of its Subsidiaries including without limitation, voting rights with respect thereto and all rights to dividends issued thereon.

      Section 3.02. Continuing Liability of the Borrower. The Security Interests are granted as security only and shall not subject the Bank to, or transfer or in any way affect or modify, any obligations or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

      Section 3.03. Insurance Account.

            (a) Creation of and Deposits to Insurance Account. Promptly upon and at all times after the receipt of any cash proceeds of insurance policies, awards of condemnation or other compensation required to be paid to the Bank pursuant to Section 4.07 of this Agreement (the "Insurance Proceeds"), the Borrower shall establish and shall thereafter maintain a cash collateral account the ("Insurance Account") at the offices of the Bank in the name and under the exclusive control of the Bank. Forthwith upon such establishment, the Borrower shall notify the Bank of the location, account name and account number of such account. The Borrower hereby agrees to cause any Insurance Proceeds received from time to time after the establishment of the Insurance Account to be deposited therein as set forth in this paragraph. Any Insurance Proceeds received from time to time by the Bank in respect of which the Bank is an insured party and loss payee shall be promptly deposited to the Insurance Account as set forth in this paragraph. Any income received with respect to the balance from time to time to the credit of the Insurance Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited in the Insurance Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Insurance Account together with any Liquid Investments from time to time made pursuant to
      Section 3.03(c) shall vest in the Bank, shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied thereto as hereinafter provided. The Bank may in its sole and absolute discretion, (i) apply Insurance Proceeds, or any portion thereof, to the payment of the Obligations, or (ii) allow Insurance Proceeds to be withdrawn in accordance with Section 3.03(b).

            (b) Withdrawals from Insurance Account. The balance from time to time standing to the credit of the Insurance Account shall be subject to withdrawal only upon the instructions of the Bank, which instructions shall not be unreasonably or untimely withheld or delayed. Except upon the occurrence and continuation of an Event of Default, the Bank agrees to give instructions to distribute such amounts to the Borrower at such times an in such amounts as the Borrower shall request for the purpose of repairing, reconstructing or replacing the property in respect of which such Insurance Proceeds were received. Any such request shall be accompanied by a certificate of the chief executive officer or treasurer of the Borrower setting forth in detail reasonably

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      satisfactory to the Bank the repair, reconstruction or replacement for which such funds will be expended. If immediately available cash on deposit in the Insurance Account is not sufficient to make such distribution to the Borrower, the Bank shall cause to be liquidated as promptly as possible the Liquid Investments in the Insurance Account designated by the Borrower as are required to obtain sufficient cash to make such distribution and, notwithstanding, any other provision of this
      Article III, such distribution shall not be made until such liquidation has occurred. Upon the occurrence and continuation of an Event of Default, the Bank (in its sole discretion) may apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Insurance Account in the manner specified in
      Section 5.04.

            (c) Investment of Funds in Insurance Account. Amounts on deposit in the Insurance Account shall be invested and re-invested from time to time in such Liquid Investments as the Borrower shall determine, which Liquid Investments shall be held in the name of and be under the control of the Bank, provided that, if an Event of Default has occurred and is continuing, the Bank may liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof in the manner specified in
      Section 5.04. For this purpose, "Liquid Investments" means Cash Equivalents; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Bank and (ii) in order to provide the Bank with a perfected security interest therein each Liquid Investment shall be either:

                  (i) Evidenced by negotiable certificates or instruments, which
            (together with any appropriate instruments of transfer) are delivered to, and held by, Bank or an agent thereof (which shall not be the Borrower or any of its Affiliates); or

                  (ii) In book entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Bank) appropriate measures have been taken for perfection of the Security Interests.

      Section 3.04. Cash Proceeds Account.

            (a) Creation of Cash Proceeds. Upon the later of (i) occurrence and continuation of an Event of Default, and (ii) notification of Borrower by the Bank, Trex Company, LLC's ZBA Master Account Number 2050000189063, or such other equivalent account as shall then exist (the "Master Account"), shall become a cash collateral account (the "Cash Proceeds Account") under the exclusive control of the Bank into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Bank pursuant to this Section or any other provision of the Loan Documents. Any income received with respect to the balance from time to time to the credit of the Cash Proceeds Account, including any interest, shall remain, or be deposited in the Cash Proceeds Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Proceeds Account shall vest in the

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      Bank, shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied thereto as hereinafter provided.

            (b) Deposits to Cash Proceeds Accounts. Upon the later of (i) notification by the Bank and (ii) the occurrence and continuation of an Event of Default, all cash proceeds of the Collateral shall be delivered to the bank and deposited in the Cash Proceeds Account. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral shall be received by it, the Borrower shall as promptly as possible deposit such proceeds in the Cash Proceeds Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Bank and shall not be commingled with any other funds or property of the Borrower. The Borrower hereby irrevocably authorizes and empowers the Bank, its officers, employees, and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Borrower prior to any endorsement or assignment thereof by the Bank. The Bank may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

            (c) Withdrawals from Cash Proceeds Account Collected funds on deposit in the Cash Proceeds Account shall be withdrawn by the Bank on the Business Day following the day on which the Bank considers the funds deposited therein to be collected funds and applied to repay the Obligations which are then due and payable. Upon the conversion of the Master Account to the Cash Proceeds Account, the Borrower will not have the right to make withdrawals from the Cash Proceeds Account and all automatic withdrawals from such account will terminate.

      Section 3.05. Stock Dividends. If, with respect to any securities pledged hereunder, a stock dividend is declared, any stock split made or right to subscribe is issued, all the certificates for the shares representing such stock dividend, stock split or right to subscribe will be immediately delivered, duly endorsed, to the Bank as additional Collateral, and any cash or non-cash proceeds and products thereof, including investment property and security entitlements will be immediately delivered to Bank. Borrower acknowledges that such grant includes all investment property and security entitlements, now existing or hereafter arising, relating to such securities. In addition, Borrower agrees to execute such notices and instructions to securities intermediaries as Bank may reasonably request.

      Section 3.06. Contracts, Chattel Paper, Accounts, General Intangibles. Borrower warrants that Collateral consisting of contract rights, chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms except as limited by law; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Borrower except as to which Borrower has notified Bank in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Borrower has notified Bank in writing. Borrower shall not amend,

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modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Bank.

      Section 3.07. Account Information. From time to time, at Bank's request, Borrower shall provide Bank with schedules describing all accounts and contracts, including customers' addresses, credited or acquired by Borrower and at Bank's request shall execute and deliver written assignments of contracts and other documents evidencing such accounts and contracts to Bank. Together with each schedule, Borrower shall, if requested by Bank, furnish Bank with copies of Borrower's sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Borrower warrants the genuineness thereof.

      Section 3.08. Account and Contract Borrowers. If an Event of Default should occur and be continuing, Bank shall have the right to notify the account and contract debtors obligated on any or all of the Collateral to make payment thereof directly to Bank and Bank may take control of all proceeds of any such Collateral, which rights Bank may exercise at any time. The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Borrower whether the same is incurred by Bank or Borrower. If an Event of Default should occur and is continuing or upon demand of Bank, Borrower will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal.

      If an Event of Default should occur and is continuing, no discount, credit, or allowance shall be granted by Borrower to any account or contract debtor and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after the occurrence and continuation of an Event of Default, settle or adjust disputes and claims directly with account contract debtors for amounts and upon terms that Bank considers advisable, and in such cases Bank will credit the Obligations with the net amounts received by Bank, after deducting all of the expenses incurred by Bank. Borrower agrees to indemnify and defend Bank and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral unless arising out of Bank's gross negligence or wilfull misconduct.

      Section 3.09. Government Contracts. If any Collateral covered hereby arises from obligations due to Borrower from any governmental unit or organization, Borrower shall immediately notify Bank in writing and execute all documents and take all actions demanded by Bank to ensure recognition by such governmental unit or organization of the rights of Bank in the Collateral.

      Section 3.10. Inventory. So long as no Event of Default has occurred and is continuing, Borrower shall have the right in the regular course of business, to process and sell Borrower's inventory. If an Event of Default should occur and be continuing or upon demand of Bank, Borrower will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal. Borrower shall comply in all respects with all laws, regulations, rulings, and orders applicable to Borrower or its assets or business including, without

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limitation, the Federal Fair Labor Standards Act in the conduct of its business and the production of inventory. Borrower shall notify Bank immediately of any violation by Borrower of the Fair Labor Standards Act, and a failure of Borrower to so notify Bank shall constitute a continuing representation that all inventory then existing has been produced in compliance with the Fair Labor Standards Act.

      Section 3.11. Instruments, Chattel Paper. Any Collateral that is instruments, chattel paper and negotiable documents will be properly assigned to, the originals deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, upon the occurrence and continuation of an Event of Default, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

      Section 3.12. Collateral Duties. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), or
(ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral.

      Section 3.13. Transfer of Collateral. Bank may assign its rights in Collateral or any part thereof to any assignee selected by Bank in good faith who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

      Section 3.14. [Intentionally Deleted]

      Section 3.15. Landlord Waivers. Borrower shall cause each landlord of real property leased by Borrower on which Borrower has stored any finished goods inventory, to execute and deliver instruments satisfactory in form and substance to Bank by which such landlord waives its rights, if any, in the Collateral.

                                   ARTICLE IV

                                    COVENANTS

      The Borrower covenants and agrees with the Bank that until the payment in full of all Obligations and until there is no Commitment by the Bank to make any further Revolving Loans, incur obligations or otherwise give value, the Borrower will comply with the following:

      Section 4.01. Delivery of Perfection Certificate; Filing of Financing Statements and Delivery of Search Reports. On or prior to the Closing Date, the Borrower shall deliver the Perfection Certificates and all filings other actions specified in Section 4.01 hereto to have been

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delivered to the Bank for recordation. The information set forth in the
Perfection Certificates shall be correct and complete. Not later than 60 days after the Closing Date, the Borrower shall furnish to the Bank file search reports from each UCC filing office set forth in Schedule 4.01 confirming the filing information set forth in such Schedule and confirming that the Bank has a first priority security interest in the Collateral, except for the Permitted Liens.

      Section 4.02. Change of Name, Identity or Structure; Locations of State of Organization. The Borrower will not change its name, identity or structure (corporate or limited liability company, as applicable) in any manner unless it shall have given the Bank not less than 30 days prior written notice thereof. The Borrower will not reorganize in such a way that its state of organization shall change which change would cause the Security Interests in the Collateral to lapse or case to be perfected unless it shall have given Bank not less than 30 days prior written notice and taken such steps as are necessary to maintain Bank's Security Interests.

      Section 4.03. Further Assurances. The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or reasonably desirable, or that the Bank may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Bank to obtain the full benefit of this Agreement, or to enable the Bank to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable law with respect to any of the Collateral. The Borrower agrees that a carbon, photographic or photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral. Bank is authorized to file financing statements relating to Collateral without Borrower's signature where authorized by law. Borrower hereby constitutes and appoints Bank the true and lawful attorney of Borrower with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Borrower ratifies all acts of Bank as attorney-in-fact. Borrower agrees to take such other actions as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Borrower will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank.

      Section 4.04. Collateral in Possession of Other Persons. If any Collateral is at any time in the possession or control of any warehouseman, bailee, or any of the Borrower's agents or processors, the Borrower shall notify such warehouseman, bailee, agent or processor of the

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Security Interests created hereby and to hold all such Collateral for the Bank's account subject to the Bank's instructions.

      Section 4.05. Books and Records. The Borrower shall keep full and accurate books and records relating to the Collateral, including without limitation the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Borrower will make the same available for the Bank's inspection, at the Borrower's own cost and expense, at any and all reasonable times upon demand. Upon direction by the Bank, the Borrower shall stamp or otherwise mark such books and records in such manner as the Bank may reasonably require to reflect the Security Interests.

      Section 4.06. Disposition of Collateral. Without the prior written permission of the Bank (which consent shall not be unreasonably withheld or untimely withheld, conditioned or delayed), the Borrower will not sell, lease, exchange, assign or otherwise dispose of, or grant any option or security interest with respect to the Collateral, except that, subject to the rights of the Bank hereunder if an Event of Default shall have occurred and be continuing, the Borrower may sell, lease or exchange Inventory in the ordinary course of business and may sell or dispose of equipment no longer used or useful in the conduct of the Borrower's business, whereupon, in the case of such a sale or exchange, the Security Interests created hereby in such item (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Bank.

      Section 4.07. Insurance. Borrower shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Borrower from payment or other performance hereof. Borrower agrees to obtain and keep in force casualty and hazard insurance on Collateral naming Bank as loss payee. Such insurance is to be in form and amounts and issued by such companies as are satisfactory to Bank. Borrower shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Bank unless Bank elects to continue coverage, provide for coverage to the Bank regardless of the breach by the Borrower of any warranty or representation made therein, not be subject to co-insurance, provide that all insurance proceeds in excess of $50,000 per claim shall be adjusted with and payable to the Bank and provide that no cancellation, termination or material modifications (i.e. reductions in coverage limits) thereof shall be effective until at least 10 days after receipt by the Bank of notice thereof. Bank is authorized, but not obligated, from and after (and during the continuation of) any Event of Default, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Borrower's expense. In such event, Borrower agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Borrower shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Borrower hereby assigns to Bank the proceeds of all such insurance and directs any insurer to make payments directly to Bank. Borrower hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled

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with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Borrower as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Borrower agrees not to exercise any of the foregoing powers granted to Bank without Bank's prior written consent.

      Section 4.08. Information Regarding Collateral. The Borrower will, promptly upon request, provide to the Bank all information and evidence which it may reasonably request concerning the Collateral to enable the Bank to enforce the provisions of this Agreement.

                                   ARTICLE V

                          REMEDIES, RIGHTS UPON DEFAULT

      Section 5.01. General Authority. The Borrower hereby irrevocably appoints the Bank its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Bank or otherwise, for the sole use and benefit of the Bank, but at the Borrower's expense to the extent permitted by law to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, irrevocable until the Obligations are paid in full and until there is no commitment by the Bank to make any further Revolving Loans, incur obligations or otherwise give value:

            (a) To demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

            (b) To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

            (c) To sell transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually asif the Bank were the absolute owner thereof; and

            (d) To extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

      Provided, that the Bank shall give the Borrower not less than ten days prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market. The Bank and Borrower agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

      Section 5.02. Remedies upon Event of Default.

            (a) If any Event of Default has occurred and is continuing, the Bank may exercise all rights of a secured party under the UCC, and in addition, the Bank may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law; (i) withdraw all cash and Liquid Investments in the Insurance Account and Cash Proceedings Account (collectively the "Collateral Accounts") and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 5.04 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all of the Obligations in full or cannot be so applied for any reason, sell the Collateral or any part thereof at a public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Bank may deem satisfactory. The Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type that customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Borrower will execute and deliver such documents and take such other action as the Bank deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the bank shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 5.01 shall (i) in the case of a public sale, state the time and place for such sale, and (ii) in the case of a private sale, state the day after which the sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Bank may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Bank may determine. The Bank shall not be obligated to make any such sale pursuant to any such notice. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Bank until the selling price is paid by the purchaser thereof, but the Bank shall not incur any liability in the case of the failure of such purchaser to take up and pay for the collateral so sold and in, the case of any such failure, such Collateral may again be sold upon like notice. The Bank, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

            (b) For the purpose of enforcing any and all rights and remedies under this Agreement the Bank may (i) require the Borrower to, and the Borrower agrees that it will, at its expense and upon request of the Bank, forthwith assemble all or any part of the Collateral as directed by the Bank and make it available at a reasonable place designated by the Bank which is, in the Bank's opinion, reasonably convenient to the Bank and the Borrower, whether at the premises of the Borrower or otherwise, it being understood that the Borrower's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Bank shall be entitled to a decree requiring specific performance by the Borrower of such obligations;
      (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to the Bank seize and remove such Collateral from such premises; (iii) have access to and use the Borrower's books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Borrower, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Bank reasonably deems appropriate. The Bank may also dispose of such Collateral on such premises without liability for rent or costs.

      Section 5.03. Limitation on Duty of the Bank in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Bank shall have no duty to exercise any rights or take any steps to preserve the rights of the Borrower in the Collateral in its or the Borrower's possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Bank be liable to the Borrower or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that existing at the time in the Borrower's industry, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Bank in good faith.

      Section 5.04. Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts shall be applied by the Bank in the following order of priorities:

            (a) to payment of the reasonable expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Bank, and all expenses, liabilities and advances incurred or made by the Bank in connection therewith, and any other Obligations owing to the Bank in respect of sums advanced by the Bank to preserve the Collateral or to preserve its security interest in the Collateral;

            (b) an amount equal to (A) the unpaid principal of and accrued but unpaid interest on all Revolving Loans and all other Obligations which arise or are incurred in connection with the Loan Documents; plus (B) all unpaid fees owing to the Bank under the Credit Agreement relating to the Obligations; plus (C) to the extent not covered by paragraph (i) above, all unreimbursed expenses for which the Bank is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or Section 6.03 hereof shall be applied to payment of the Obligations;

            (c) to the payment of all other Obligations, until all Obligations shall have been paid in full; and

            (d) to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      Section 5.05. [Intentionally Deleted]

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.01. Notices. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party (i) at its address set forth on the signature pages hereto or (ii) other address or facsimile number as such party shall hereafter specify for the purpose of communications hereunder by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid or (iii) if given by other means, when delivered at the address specified in this Section 6.01. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

      Section 6.02. No Waivers: Non-Exclusive Remedies. No failure or delay on the part of either party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other Loan Document or any other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Without limiting the foregoing, nothing in this Agreement shall impair the right of the Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Credit Agreement and the other Loan Documents only relating to the Term Note and Term Loan.

      Section 6.03. Compensation and Expenses of the Bank; Indemnification.

            (a) Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Bank, including fees and disbursements of special and local counsel for the Bank, in connection with the preparation and administration of this Agreement or any document or agreement contemplated hereby, any consent or waiver hereunder or any amendment hereof or any Default or alleged Default and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Bank, including (without duplication) the fees and disbursements of outside counsel in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) Protection of Collateral. If the Borrower fails to comply with the provisions of the Credit Agreement, this Agreement or any other Loan Document, such that the material value of any Collateral or the validity, perfection, rank or material value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Bank may, but shall not be required to, effect such compliance on behalf of the Borrower, and the Borrower shall reimburse the Bank for the costs hereof on demand. All commercially customary insurance expenses and all commercially customary expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be reasonably requested by the Bank from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Borrower. If the Borrower fails to promptly pay any portion thereof when due, the Bank may, at its option, but shall not be required to, pay the same and charge the Borrower's account therefor, and the Borrower agrees to reimburse the Bank therefor on demand. All sums so paid or incurred by the Bank for any of the foregoing and any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) reasonably incurred by the Bank in enforcing or protecting the Security Interests or any of its rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to the Loans plus 2%, be additional Obligations hereunder.

            (c) [Intentionally Deleted]

            (d) [Intentionally Deleted]

      Section 6.04. Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

      Section 6.05. Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Borrower and of the Bank and its successors and assigns. The Borrower shall not assign or delegate any of its rights and duties hereunder without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

      Section 6.06. Limitation of Law; Severability.

            (a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            (b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

      Section 6.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the Commonwealth of Virginia are governed by the laws of such jurisdictions.

      Section 6.08. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Bank shall receive counterparts hereof executed by itself and the Borrower.

      Section 6.09. Termination. Upon full, final and irrevocable payment and performance of all Obligations and the termination of the commitment under the Credit Agreement to make Revolving Loans, the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower. In addition, at any time and from time to time prior to such termination of the Security Interests, the Bank may release any of the Collateral. Upon any such termination of the Security Interests or release of Collateral, the Bank will, upon request by and at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such

Collateral, as the case may be. Any such documents shall be without recourse to or warranty by the Bank.

      Section 6.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

      Section 6.11. Waivers. Borrower waives presentment, demand, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate, and notice of acceleration of maturity. Borrower further agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Borrower may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. Borrower waives all exemptions and homestead rights with regard to the Collateral. Borrower waives any and all rights to notice or to hearing prior to Bank's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Borrower receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; (iii) any exchange, release or non-perfection of any collateral, or any release of or modifications of the obligations of any guarantor or other obligor; (iv) any amendment or waiver of or consent to departure from any Loan Document or other agreement. To the extent permitted by law, Borrower hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

      Section 6.12. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the Commonwealth of Virginia.

      Section 6.13. Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa.

      Section 6.14. Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder.

      Section 6.15. Binding Contract. Borrower by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

                         [SIGNATURES BEGIN ON NEXT PAGE]

      WITNESS the following signatures and seals:

                                     TREX COMPANY, LLC
160 Exeter Drive
Winchester, VA  22603-8605
Facsimile: (540) 542-6889
                                     By: /s/ Anthony J. Cavanna
                                         --------------------------------------
                                        Anthony J. Cavanna, Executive Vice
                                        President; Chief Financial Officer;
                                        Treasurer


                                     TREX COMPANY, INC.
160 Exeter Drive
Winchester, VA  22603-8605
Facsimile:  (540) 542-6889
                                     By: /s/ Robert G. Matheny
                                         --------------------------------------
                                        Robert G. Matheny, President


                                     FIRST UNION NATIONAL BANK
301 South College Street, DC-5
One First Union -- 5th Floor
Charlotte, NC   28288-0760
Facsimile:  (704)  374-6319
                                     By: /s/ Barbara Gell Carroll
                                         --------------------------------------

                                     Name/Title  Barbara Gell Carroll,
                                                 ------------------------------
                                                 Senior Vice President/Director
                                     ------------------------------------------

                                       19